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                                                                    EXHIBIT 3.11


                          CERTIFICATE OF INCORPORATION
                                       OF
                            FAR EAST MARITIME COMPANY

        1.      The name of the corporation is:

                            FAR EAST MARITIME COMPANY

        2. The address of its registered offices in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of all classes of stock which the corporation shall be authorized to issue is one thousand (1,000) shares of common stock, $1.00 par value.

        5. A director of the corporation is not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this article does not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

        6. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        7.      The name and mailing address of the incorporator is:

                M. A. Brzoska
                ----------------------------------------
                The Corporation Trust Company
                1209 Orange Street
                Wilmington, Delaware 19901

        I, the undersigned, as incorporator and for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of July, 1998.
                                                      /s/ M. A. Brzoska
                                                 ------------------------------
                                                          M. A. Brzoska